Exhibit 4.4

Number of Warrants	Certificate Number

WARRANT CERTIFICATE FOR PURCHASE OF

COMMON STOCK OF MARCO COMMUNITY BANCORP, INC.

(See Reverse Side for Summary of Terms of Warrant Plan)

THIS CERTIFIES THAT, for value received,                                                                                  , or registered assigns, is the owner of the number of Warrants set forth above, each of which entitles the owner to purchase, subject to the terms and conditions hereof and of the Warrant Plan referred to herein, at any time after the date hereof and prior to the Expiration Date (as herein defined), one share of Common Stock, par value $0.01 per share (“Shares”), of Marco Community Bancorp, Inc., a Florida corporation (“Company”) at $12.00 per share (“Exercise Price”) payable in cash, or by cashiers check or other official bank check, payable to the Company. Warrants may be exercised by delivery and surrender of this Warrant Certificate, along with the Form of Election to Exercise on the reverse hereof duly completed and executed, together with payment of the Exercise Price at the office of the Company or its duly appointed agent.

This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject to all of the terms, provisions and conditions of that certain Warrant Plan dated as of March 3, 2003 (hereinafter called the “Warrant Plan”), adopted by the Company, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Plan and the summary of its terms set forth on the reverse side of this Warrant Certificate are hereby incorporated into this Warrant Certificate by reference and made a part hereof. The Warrant Plan sets forth the terms and conditions under which the exercise price for a Warrant, the number of shares to be received upon exercise of a Warrant, or both, may be adjusted. Reference is hereby made to the Warrant Plan for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Company and the holders of the Warrant Certificates or Warrants. In the event of any conflict between the provisions of this Warrant Certificate and the Warrant Plan, the provisions of the Warrant Plan shall control.

Copies of the Warrant Plan are available for inspection at the Company’s office, or may be obtained upon written request addressed to the Secretary, Marco Community Bancorp, Inc., 1770 San Marco Rd., Marco Island, Florida 34145. The Company shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractions of Warrants or Shares, but shall make adjustments therefor in cash on the basis of the current market value of any fractional interest as provided in the Warrant Plan.

IN WITNESS WHEREOF, Marco Community Bancorp, Inc. has caused this certificate to be executed by the signatures of its duly authorized officers and has caused its corporate seal to be hereunto affixed.

Dated:

President	Chief Executive Officer

Summary of Terms of Warrant Plan

The Warrant Plan provides that, upon the occurrence of certain events, the initial exercise price set forth on the face of this Warrant Certificate may, subject to specified conditions, be adjusted (as may be adjusted, the "Exercise Price"). If the Exercise Price is adjusted, the Warrant Plan provides that the number of shares which can be purchased upon the exercise of each Warrant represented by this Warrant Certificate and the type of securities or other property subject to purchase upon the exercise of each Warrant represented by this Warrant Certificate are subject to modification or adjustment.

The Warrants evidenced by this Warrant Certificate shall be exercisable until 5:00 p.m. on the second anniversary of the date hereof or sooner if called in accordance with the Warrant Plan. Warrants are callable any time after the expiration of a 12-month period following the date hereof. In the event that upon any exercise the number of Warrants exercised shall be fewer than the total number of Warrants represented hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the Warrants not so exercised. No payment or adjustment will be made for any cash dividends, whether paid or declared, on any shares issuable upon exercise of a Warrant. The Company shall not be required to issue fractions of shares or any certificates which evidence fractional shares. In lieu of a fractional share, if any, there shall be paid to the registered holder of a Warrant with regard to which the fractional share would be issuable, an amount in cash equal to the same fraction of the current market value (as determined pursuant to the Warrant Plan) of a share.

Prior to the exercise of the Warrants represented hereby, the registered holder of this Warrant Certificate, shall not be entitled to vote on or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, and nothing contained in the Warrant Plan or herein shall be construed to confer upon the holder of this Warrant Certificate, any of the rights of a stockholder of the Company. Warrants may only be transferred to: (i) a parent, sibling, spouse, child, or grandchild of the holder; (ii) to a pension or profit sharing plan of which the holder or holder’s spouse is a beneficiary; (iii) to a business entity or trust owned or controlled by the holder or holder’s spouse is a beneficiary; or (iv) by a court order. In addition, the Company shall not effect any transfer or exchange which will result in the issuance of a Warrant Certificate for a fraction of a Warrant.

Form of Assignment

For value received                                                   hereby sells, assigns and transfers unto                                                   this Warrant Certificate and all right, title and interest herein, and does hereby irrevocably constitute and appoint                                                       attorney, to transfer said Warrant on the books of The Company with full power of substitution in the premises.

Social Security Number:                                          Name of registered holder of Warrant (Please Print):

Address (Please Print):

Signature:                                                                                                                                                  Signature Guaranteed:

Note: The above signature must correspond with the name written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Form Of Election To Exercise

The undersigned hereby irrevocably elects to exercise                  Warrants evidenced by this Warrant Certificate, to purchase              full shares of the Common Stock of the Company (“Shares”) and herewith tenders payment for such Shares in the amount of $                 in accordance with the terms hereof. The undersigned hereby acknowledges receipt of a Prospectus, including amendments and supplements thereto relating to the Offering of the Common Stock to be acquired in connection with this transaction.

Social Security Number:                                          Name of registered holder of Warrant (Please Print):

Name of Registered holder of Warrant (Please Print):

Address (Please Print):

Signature:                                                                                                                                                  Signature Guaranteed:

Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever. If the holder hereof is hereby electing to exercise fewer than all Warrants represented by this Warrant Certificate and is requesting that a new Warrant Certificate evidencing the Warrants not exercised be registered in a name other than that in which this Warrant Certificate is registered, the signature of the holder of this Warrant Certificate must be guaranteed.